EXHIBIT 99.1

Flushing Financial Corporation Reports

3Q20 GAAP Earnings of $0.50 and Record Core Earnings Up 56%

Driven by Record Net Interest Income

THIRD QUARTER 2020 HIGHLIGHTS1

●	GAAP diluted EPS of $0.50, compared to $0.63 in 2Q20 and $0.37 in 3Q19
●	Record Core diluted EPS of $0.56 compared to $0.36 in 2Q20 and $0.48 in 3Q19
●	Net interest margin of 3.00%, up 13bps QoQ and 63bps YoY
●	Core net interest margin of 2.89%, up 4bps QoQ and 56bps YoY
●	Record GAAP net interest income of $49.9 million, up 2.5% QoQ and 28.2% YoY
●	Record Core net interest income of $49.7 million, up 1.2% QoQ and 23.6% YoY
●	GAAP and core ROAE were 9.9% and 11.2%, respectively, compared with 13.1% and 7.4%, respectively in 2Q20
●	GAAP and core ROAA were 0.8% and 0.9%, respectively, compared with 1.0% and 0.6%, respectively in 2Q20
●	Loan pipeline remains strong at $394.1 million
●	Provision for credit losses of $2.5 million, $0.07 after-tax per diluted common share, compared to $9.6 million in 2Q20 and $0.7 million in 3Q19
●	Net charge-offs were $0.8 million, compared to $1.0 million in 2Q20

UNIONDALE, N.Y., October 27, 2020 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (NASDAQ-GS:  FFIC) the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the third quarter ended September 30, 2020.

John R. Buran, President and Chief Executive Officer stated, “I want to thank our employees for their tireless work in assisting our customers and communities as we continue to navigate these unprecedented times due to the COVID-19 pandemic.”

Mr. Buran continued, “We are pleased to announce our third quarter earnings totaled $14.3 million, or $0.50 per diluted common share, driven by strong execution of our strategic objectives. We continued to proactively manage credit risk and made good progress improving our funding mix with an emphasis on non-interest bearing demand accounts, which increased 4% (not annualized), during the quarter. For the second consecutive quarter we achieved record net interest income, as the Company capitalized on the low interest rate environment. The cost of funds decreased 10 basis points while the yield on interest earning assets increased three basis points. The net interest margin expanded 13 basis points from the linked quarter. Given the current rate environment, we expect to sustain a strong margin and anticipate that our cost of funds will further decline during the fourth quarter as $315 million of retail certificates of deposits are scheduled to mature at an average rate of 1.10% compared to a current one year CD rate of 0.60%.”

“The principal balance of loans granted forbearance has decreased from a peak of $1.5 billion to $846 million with approximately 80% of loans scheduled to return to full payment have already done so. We generally granted additional forbearances at new terms more advantageous to the Company for the majority of customers that have not yet returned to full payment status. We expect further reduction in active forbearances during the fourth quarter as most will reach their expiration prior to year-end. Our loan portfolio is primarily real estate based with 88% collateralized by real estate with an average loan to value of less than 40%. Our forbearances share similar credit quality characteristics with the overall loan portfolio. We have a conservative, resilient seasoned loan portfolio built upon our long history and foundation of disciplined underwriting and excellent credit quality.”

“Our enhanced technology platform, which went live in March 2020 offering mobile banking capabilities, has effectively extended our branch footprint.  Importantly, 23% of all account openings in the third quarter were completed using our technology platform as customers continue to shift to digital banking.  Additionally, our online banking enrollment has increased 4% quarter over quarter.”

“Finally, we are excited to report that earlier today Empire Bancorp, Inc. (“Empire”) shareholders approved the merger, which is scheduled to close on or about October 31, 2020. The credit quality of Empire remains strong with no loans greater than 90 days past due and less than $1.0 million in loans greater than 30 days past due. As of September 30, 2020, Empire has $120 million in active forbearance agreements outstanding.”

Mr. Buran concluded, “We are pleased with the execution against our strategic objectives resulting in record net interest income of $49.9 million and record core earnings for the quarter which totaled $16.2 million, or $0.56 per diluted common share. Credit continued to be strong as non-performing assets at the end of the quarter totaled only 35 basis points. In addtition, loan forbearances declined consistent with our expectations. We look forward to welcoming Empire employees to the Flushing Bank family to together build upon their success and provide continued exceptional service as a leading banking franchise on Long Island.”

Summary of Strategic Objectives

●	Manage cost of funds and continue to improve funding mix
●	Increase interest income by leveraging loan pricing opportunities and portfolio mix
●	Enhance core earnings power by improving scalability and efficiency
●	Manage credit risk
●	Remain well capitalized under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 3Q20 was $49.9 million, an increase of $11.0 million, or 28.2% YoY and $1.2 million, or 2.5% QoQ.

●	Net interest margin of 3.00%, increased 63bps YoY and 13bps QoQ
●	Net interest spread of 2.86%, increased 71bps YoY and 14bps QoQ
●	Yield on average interest-earning assets of 3.84%, decreased 38bps YoY, but increased 3bps QoQ
●	Cost of average interest-bearing liabilities of 0.98%, decreased 109bps YoY and 11bps QoQ
●	Cost of funds of 0.89%, decreased 105bps YoY and 10bps QoQ
●	Average balance of total interest-earning assets of $6,675.9 million, increased $86.4 million, or 1.3%, YoY, but decreased $133.9 million, or 2.0%, QoQ
●	Net interest income includes prepayment penalty income from loans and securities totaling $1.4 million in 3Q20, $0.7 million in 2Q20 and $1.7 million in 3Q19; recovered interest from delinquent loans of $0.1 million in 3Q20 and 2Q20, and $0.3 million in 3Q19; net gains (losses) from fair value adjustments on qualifying hedges totaling $0.2 million in 3Q20, ($0.4) million in 2Q20, and ($1.3) million in 3Q19
●	Absent all above items noted in the preceding bullet, the net interest margin was 2.89% in 3Q20, an increase of 56bps YoY and 4bps QoQ

Provision for Credit Losses

The Company recorded a provision for credit losses of $2.5 million in 3Q20, a decrease of $7.1 million or 74.3% QoQ, but an increase of $1.8 million YoY.

●	3Q20 and 2Q20 provision for credit losses were primarily driven by the negative economic forecast; the reduction in provision for credit losses from 2Q20 was due to the consistency in the qualitative factors used in the calculation QoQ
●	Net charge-offs of $0.8 million in 3Q20, $1.0 million in 2Q20 and $0.2 million in 3Q19

Non-interest Income

Non-interest income for 3Q20 was $1.4 million, an increase of $0.3 million or 30.0% YoY, but a decrease of $12.4 million or 90.2% QoQ.

●	Non-interest income included net losses from fair value adjustments of $2.2 million and $2.1 million in 3Q20 and 3Q19, respectively; net gains from fair value adjustments of $10.2 million in 2Q20
●	Additionally, non-interest income included life insurance proceeds totaling $0.7 million in 2Q20
●	Absent all above items, non-interest income was $3.6 million in 3Q20, an increase of $0.4 million, or 13.1% YoY, and $0.7 million, or 24.5% QoQ

Non-interest Expense

Non-interest expense for 3Q20 was $30.0 million, an increase of $3.9 million or 15.1% YoY, and $1.2 million, or 4.3 % QoQ.

●	Non-interest expense increased QoQ primarily due to 2Q20 including $1.4 million of benefit for deferred compensation costs from originations of PPP loans compared to $0.2 million in 3Q20, and increased YoY primarily due to Company growth

●	3Q19 Non-interest expense included FDIC assessment credit
●	Non-interest expense included merger expenses totaling $0.4 million in 3Q20, $0.2 million in 2Q20 and $0.5 million in 3Q19
●	The ratio of non-interest expense to average assets was 1.69% in 3Q20 compared to 1.60% in 2Q20 and 1.49% in 3Q19
●	The efficiency ratio was 55.4% in 3Q20 compared to 54.9% in 2Q20 and 58.9% in 3Q19

Provision for Income Taxes

The provision for income taxes in 3Q20 was $4.5 million, an increase of $2.0 million, or 77.0% YoY, but a decrease of $1.3 million, or 22.7 % QoQ.

●	Pre-tax income increased by $5.6 million YoY, but decreased by $5.3 million QoQ
●	The effective tax rates were 23.9% in 3Q20, 24.1% in 2Q20 and 19.1% in 3Q19

Financial Condition Summary:

Loans:

●	Net loans held for investment were $5,903.1 million reflecting an increase of 2.7% from December 31, 2019, as we continue to focus on the origination of full banking relationship loans through C&I loans, multi-family loans and commercial real estate
●	SBA Paycheck Protection Program (“PPP”) closings totaled $18.4 million in 3Q20, which ended in August 2020
●	Loan closings of commercial business loans, multi-family loans and commercial real estate totaled $126.9 million for 3Q20, or 91.5% of loan production, excluding PPP closings
●	Loan pipeline was $394.1 million at September 30, 2020, compared to $324.5 million at December 31, 2019

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	September 30,	June 30,	September 30,
Loan type	2020	2020	2019
Mortgage loans	3.56%	3.79%	4.40%
Non-mortgage loans	2.81%	1.99%	4.38%
Total loans	3.16%	2.62%	4.39%

Excluding PPP loans	3.45%	3.71%	4.39%

Credit Quality:

●	Non-performing loans totaled $24.8 million, an increase of $11.5 million, or 87.0%, from $13.3 million at December 31, 2019
●	Non-performing assets totaled $24.8 million, an increase of $11.3 million, or 83.5%, from $13.5 million at December 31, 2019
●	Classified assets totaled $30.4 million, an increase of $5.9 million, or 23.8%, from $24.6 million at December 31, 2019
●	Loans classified as troubled debt restructured (TDR) totaled $5.1 million, a decrease of $1.4 million, or 20.9%, from $6.5 million at December 31, 2019
●	Active COVID-19 forbearances at September 30th totaled 509 loans with a principal balance of $846.2 million at the time of modification decreased from a peak of $1.5 billion; total deferment of $28.4 million in principal, interest and escrow
●	Over 88% of gross loans are collateralized by real estate
●	The loan-to-value ratio on portfolio of real estate dependent loans as of September 30, 2020 totaled 37.8%
●	Net charge-offs totaled $3.0 million for the nine months ended September 30, 2020.

Capital Management:

●	The Company and Bank, at September 30, 2020, were both well capitalized under all applicable regulatory requirements

●	Through 3Q20, stockholders’ equity increased $6.7 million, or 1.2%, from December 31, 2019, to $586.4 million primarily due to net income of $31.2 million, partially offset by payment of dividends on the Company’s common stock and unrealized losses in the fair value of interest rate swaps.
●	During 3Q20, the Company did not repurchase any shares; as of September 30, 2020, up to 284,806 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit
●	Book value per common share was $20.78 at September 30, 2020, compared to $20.59 at December 31, 2019
●	Tangible book value per common share, a non-GAAP measure, was $20.22 at September 30, 2020, compared to $20.02 at December 31, 2019

Conference Call Information:

●	John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, October 28, 2020 at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter
●	Dial-in for Live Call: 1-877-509-5836
●	Webcast: https://services.choruscall.com/links/ffic201021.html
●	Dial-in for Replay: 1-877-344-7529
●	Replay Access Code: 10138502
●	The conference call will be simultaneously webcast and archived through October 28, 2021

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents filed by the Company with the Securities and Exchange Commission from time to time, as well as the possibility that the expected benefits of the proposed Empire merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed merger or thereafter, Flushing’s and Empire’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the proposed transaction; that customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus that is included in the registration statement on Form S-4 filed with the SEC in connection with the proposed transaction, as amended and supplemented from time to time.   Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
Interest and Dividend Income
Interest and fees on loans	$60,367	$60,557	$62,825	$182,033	$187,428
Interest and dividends on securities:
Interest	3,525	4,182	6,287	12,963	20,007
Dividends	9	11	18	35	56
Other interest income	13	22	259	325	1,286
Total interest and dividend income	63,914	64,772	69,389	195,356	208,777

Interest Expense
Deposits	7,093	9,971	22,244	35,842	66,540
Other interest expense	6,897	6,084	8,196	20,047	21,476
Total interest expense	13,990	16,055	30,440	55,889	88,016

Net Interest Income	49,924	48,717	38,949	139,467	120,761
Provision for credit losses	2,470	9,619	683	19,267	3,129
Net Interest Income After Provision for Credit Losses	47,454	39,098	38,266	120,200	117,632

Non-interest Income
Banking services fee income	1,316	944	847	3,058	2,879
Net loss on sale of securities	—	(54)	—	(91)	(15)
Net gain on sale of loans	—	—	204	42	381
Net gain on sale of assets	—	—	—	—	770
Net gain (loss) from fair value adjustments	(2,225)	10,205	(2,124)	1,987	(6,160)
Federal Home Loan Bank of New York stock dividends	874	881	834	2,719	2,563
Life insurance proceeds	—	659	—	659	43
Bank owned life insurance	923	932	1,000	2,798	2,550
Other income	463	170	278	1,052	1,422
Total non-interest income	1,351	13,737	1,039	12,224	4,433

Non-interest Expense
Salaries and employee benefits	17,335	16,184	15,461	52,139	50,295
Occupancy and equipment	3,021	2,827	2,847	8,688	8,378
Professional services	2,064	1,985	2,167	6,911	6,238
FDIC deposit insurance	727	737	(589)	2,114	563
Data processing	1,668	1,813	1,490	5,175	4,402
Depreciation and amortization	1,542	1,555	1,439	4,633	4,454
Other real estate owned/foreclosure expense	240	45	48	121	145
Net loss from sales of real estate owned	5	—	—	36	—
Other operating expenses	3,383	3,609	3,182	11,303	11,147
Total non-interest expense	29,985	28,755	26,045	91,120	85,622

Income Before Income Taxes	18,820	24,080	13,260	41,304	36,443

Provision for Income Taxes
Federal	3,359	4,307	2,457	8,655	7,381
State and local	1,130	1,501	79	1,436	714
Total taxes	4,489	5,808	2,536	10,091	8,095

Net Income	$14,331	$18,272	$10,724	$31,213	$28,348

Basic earnings per common share	$0.50	$0.63	$0.37	$1.08	$0.99
Diluted earnings per common share	$0.50	$0.63	$0.37	$1.08	$0.99
Dividends per common share	$0.21	$0.21	$0.21	$0.63	$0.63

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	June 30,	December 31,
	2020	2020	2019
ASSETS
Cash and due from banks	$75,560	$84,754	$49,787
Securities held-to-maturity:
Mortgage-backed securities	7,919	7,924	7,934
Other securities	50,252	50,078	50,954
Securities available for sale:
Mortgage-backed securities	386,235	442,507	523,849
Other securities	234,721	232,803	248,651
Loans:
Multi-family residential	2,252,757	2,285,555	2,238,591
Commercial real estate	1,636,659	1,646,085	1,582,008
One-to-four family ― mixed-use property	585,159	591,347	592,471
One-to-four family ― residential	191,011	184,741	188,216
Co-operative apartments	8,132	8,423	8,663
Construction	63,567	69,433	67,754
Small Business Administration	124,649	106,813	14,445
Taxi medallion	2,317	3,269	3,309
Commercial business and other	1,063,429	1,073,623	1,061,478
Net unamortized premiums and unearned loan fees	13,718	13,986	15,271
Allowance for loan losses	(38,343)	(36,710)	(21,751)
Net loans	5,903,055	5,946,565	5,750,455
Interest and dividends receivable	36,068	30,219	25,722
Bank premises and equipment, net	25,766	27,018	28,676
Federal Home Loan Bank of New York stock	57,119	56,400	56,921
Bank owned life insurance	158,701	157,779	157,713
Goodwill	16,127	16,127	16,127
Other real estate owned, net	—	208	239
Right of use asset	42,326	38,303	41,254
Other assets	69,207	71,974	59,494
Total assets	$7,063,056	$7,162,659	$7,017,776

LIABILITIES
Due to depositors:
Non-interest bearing	$607,954	$581,881	$435,072
Certificate of deposit accounts	1,051,644	1,135,977	1,437,890
Savings accounts	160,294	184,895	191,485
Money market accounts	1,381,552	1,474,880	1,592,011
NOW accounts	1,704,915	1,672,241	1,365,591
Total deposits	4,906,359	5,049,874	5,022,049
Mortgagors' escrow deposits	57,136	48,525	44,375
Borrowed funds	1,323,975	1,305,187	1,237,231
Operating lease liability	49,737	45,897	49,367
Other liabilities	139,443	141,255	85,082
Total liabilities	6,476,650	6,590,738	6,438,104

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	—	—	—
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at September 30, 2020, June 30, 2020 and December 31, 2019; 28,218,427 shares, 28,217,434 shares and 28,157,206 shares outstanding at September 30, 2020, June 30, 2020 and December 31, 2019, respectively)	315	315	315
Additional paid-in capital	227,877	226,901	226,691
Treasury stock (3,312,168 shares, 3,313,161 shares and 3,373,389 shares at September 30, 2020, June 30, 2020 and December 31, 2019, respectively)	(69,409)	(69,436)	(71,487)
Retained earnings	445,931	437,663	433,960
Accumulated other comprehensive loss, net of taxes	(18,308)	(23,522)	(9,807)
Total stockholders' equity	586,406	571,921	579,672

Total liabilities and stockholders' equity	$7,063,056	$7,162,659	$7,017,776

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended						At or for the nine months ended
	September 30,		June 30,		September 30,		September 30,		September 30,
	2020		2020		2019		2020		2019
Per Share Data
Basic earnings per share	$0.50		$0.63		$0.37		$1.08		$0.99
Diluted earnings per share	$0.50		$0.63		$0.37		$1.08		$0.99
Average number of shares outstanding for:
Basic earnings per common share computation	28,873,606		28,866,984		28,730,161		28,864,503		28,704,398
Diluted earnings per common share computation	28,873,606		28,866,984		28,730,161		28,864,503		28,704,402
Shares outstanding	28,218,427		28,217,434		28,157,206		28,218,427		28,157,206
Book value per common share (1)	$20.78		$20.27		$20.19		$20.78		$20.19
Tangible book value per common share (2)	$20.22		$19.71		$19.62		$20.22		$19.62

Stockholders' Equity
Stockholders' equity	$586,406		$571,921		$568,392		$586,406		$568,392
Tangible stockholders' equity	570,571		556,086		552,551		570,571		552,551

Average Balances
Total loans, net	$5,904,051		$5,946,412		$5,645,503		$5,881,858		$5,585,445
Total interest-earning assets	6,675,896		6,809,835		6,589,498		6,734,979		6,550,509
Total assets	7,083,028		7,206,059		6,972,403		7,131,850		6,911,077
Total due to depositors	4,353,560		4,395,228		4,422,050		4,442,202		4,537,869
Total interest-bearing liabilities	5,731,899		5,912,774		5,877,740		5,865,045		5,838,307
Stockholders' equity	576,512		557,414		564,255		570,198		559,209

Performance Ratios (3)
Return on average assets	0.81%		1.01%		0.62%		0.58%		0.55%
Return on average equity	9.94		13.11		7.60		7.30		6.76
Yield on average interest-earning assets (4)	3.84		3.81		4.22		3.88		4.26
Cost of average interest-bearing liabilities	0.98		1.09		2.07		1.27		2.01
Cost of funds	0.89		0.99		1.94		1.16		1.88
Net interest rate spread during period (4)	2.86		2.72		2.15		2.61		2.25
Net interest margin (4)	3.00		2.87		2.37		2.77		2.47
Non-interest expense to average assets	1.69		1.60		1.49		1.70		1.65
Efficiency ratio (5)	55.37		54.92		58.87		59.12		63.52
Average interest-earning assets to average interest-bearing liabilities	1.16	X	1.15	X	1.12	X	1.15	X	1.12	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

(5) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officer’s death, merger expense, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net gains and losses from fair value adjustments on qualifying hedges) and non-interest income (excluding life insurance proceeds, net gains and losses from the sale of securities and fair value adjustments).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	At or for the nine	At or for the year	At or for the nine
	months ended	ended	months ended
	September 30, 2020	December 31, 2019	September 30, 2019

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$630,380	$615,500	$606,844
Common equity Tier 1 capital	593,344	572,651	564,466
Total risk-based capital	740,499	712,251	703,879

Tier 1 leverage capital (well capitalized = 5%)	9.03%	8.73%	8.71%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.02	10.95	10.73
Tier 1 risk-based capital (well capitalized = 8.0%)	11.71	11.77	11.53
Total risk-based capital (well capitalized = 10.0%)	13.76	13.62	13.37

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$694,041	$680,749	$673,084
Common equity Tier 1 capital	694,041	680,749	673,084
Total risk-based capital	729,160	702,500	695,120

Tier 1 leverage capital (well capitalized = 5%)	9.93%	9.65%	9.66%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	12.88	13.02	12.79
Tier 1 risk-based capital (well capitalized = 8.0%)	12.88	13.02	12.79
Total risk-based capital (well capitalized = 10.0%)	13.54	13.43	13.21

Capital ratios:
Average equity to average assets	8.00%	8.08%	8.09%
Equity to total assets	8.30	8.26	7.99
Tangible common equity to tangible assets (1)	8.10	8.05	7.79

Asset quality:
Non-accrual loans (2)	$24,792	$12,813	$14,260
Non-performing loans	24,792	13,258	14,705
Non-performing assets	24,827	13,532	14,979
Net charge-offs	2,993	2,005	2,039

Asset quality ratios:
Non-performing loans to gross loans	0.42%	0.23%	0.26%
Non-performing assets to total assets	0.35	0.19	0.21
Allowance for loan losses to gross loans	0.65	0.38	0.38
Allowance for loan losses to non-performing assets	154.44	160.73	147.11
Allowance for loan losses to non-performing loans	154.66	164.05	149.85

Full-service customer facilities	20	20	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2020				June 30, 2020				September 30, 2019
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost

Interest-earning Assets:
Mortgage loans, net	$4,721,742	$49,814	4.22%		$4,762,068	$49,719	4.18%		$4,598,898	$50,462	4.39%
Other loans, net	1,182,309	10,553	3.57		1,184,344	10,838	3.66		1,046,605	12,363	4.72
Total loans, net (1) (2)	5,904,051	60,367	4.09		5,946,412	60,557	4.07		5,645,503	62,825	4.45
Taxable securities:
Mortgage-backed securities	413,902	1,928	1.86		465,365	2,327	2.00		574,756	3,765	2.62
Other securities	243,754	1,166	1.91		243,867	1,358	2.23		244,757	1,982	3.24
Total taxable securities	657,656	3,094	1.88		709,232	3,685	2.08		819,513	5,747	2.81
Tax-exempt securities: (3)
Other securities	51,652	557	4.31		60,280	643	4.27		65,709	706	4.30
Total tax-exempt securities	51,652	557	4.31		60,280	643	4.27		65,709	706	4.30
Interest-earning deposits and federal funds sold	62,537	13	0.08		93,911	22	0.09		58,773	259	1.76
Total interest-earning assets	6,675,896	64,031	3.84		6,809,835	64,907	3.81		6,589,498	69,537	4.22
Other assets	407,132				396,224				382,905
Total assets	$7,083,028				$7,206,059				$6,972,403

Interest-bearing Liabilities:
Deposits:
Savings accounts	$160,100	65	0.16		$188,587	74	0.16		$194,736	344	0.71
NOW accounts	1,625,109	1,242	0.31		1,440,147	2,099	0.58		1,347,145	5,654	1.68
Money market accounts	1,461,996	2,108	0.58		1,580,652	3,208	0.81		1,306,634	6,859	2.10
Certificate of deposit accounts	1,106,355	3,700	1.34		1,185,842	4,564	1.54		1,573,535	9,321	2.37
Total due to depositors	4,353,560	7,115	0.65		4,395,228	9,945	0.91		4,422,050	22,178	2.01
Mortgagors' escrow accounts	55,868	(22)	(0.16)		87,058	26	0.12		60,084	66	0.44
Total interest-bearing deposits	4,409,428	7,093	0.64		4,482,286	9,971	0.89		4,482,134	22,244	1.99
Borrowings	1,322,471	6,897	2.09		1,430,488	6,084	1.70		1,395,606	8,196	2.35
Total interest-bearing liabilities	5,731,899	13,990	0.98		5,912,774	16,055	1.09		5,877,740	30,440	2.07
Non interest-bearing demand deposits	589,674				560,637				400,762
Other liabilities	184,943				175,234				129,646
Total liabilities	6,506,516				6,648,645				6,408,148
Equity	576,512				557,414				564,255
Total liabilities and equity	$7,083,028				$7,206,059				$6,972,403

Net interest income / net interest rate spread (tax equivalent) (3)		$50,041	2.86%			$48,852	2.72%			$39,097	2.15%

Net interest-earning assets / net interest margin (tax equivalent)	$943,997		3.00%		$897,061		2.87%		$711,758		2.37%

Ratio of interest-earning assets to interest-bearing liabilities			1.16	X			1.15	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.8 million, $0.3 million and $0.9 million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

(2) Loan interest income includes net gains (losses) from fair value adjustments on qualifying hedges of $0.2 million, ($0.4) million and ($1.3) million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.1 million in each period.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the nine months ended
	September 30, 2020				September 30, 2019
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,727,094	$148,945	4.20%		$4,602,896	$151,513	4.39%
Other loans, net	1,154,764	33,088	3.82		982,549	35,915	4.87
Total loans, net (1) (2)	5,881,858	182,033	4.13		5,585,445	187,428	4.47
Taxable securities:
Mortgage-backed securities	462,216	7,295	2.10		578,020	12,238	2.82
Other securities	243,782	4,221	2.31		243,071	6,328	3.47
Total taxable securities	705,998	11,516	2.17		821,091	18,566	3.01
Tax-exempt securities: (3)
Other securities	58,464	1,876	4.28		60,010	1,895	4.21
Total tax-exempt securities	58,464	1,876	4.28		60,010	1,895	4.21
Interest-earning deposits and federal funds sold	88,659	325	0.49		83,963	1,286	2.04
Total interest-earning assets	6,734,979	195,750	3.88		6,550,509	209,175	4.26
Other assets	396,871				360,568
Total assets	$7,131,850				$6,911,077

Interest-bearing Liabilities:
Deposits:
Savings accounts	$180,829	420	0.31		$200,246	1,053	0.70
NOW accounts	1,495,473	7,989	0.71		1,458,801	18,326	1.67
Money market accounts	1,579,712	12,358	1.04		1,340,841	20,654	2.05
Certificate of deposit accounts	1,186,188	15,031	1.69		1,537,981	26,326	2.28
Total due to depositors	4,442,202	35,798	1.07		4,537,869	66,359	1.95
Mortgagors' escrow accounts	69,427	44	0.08		68,678	181	0.35
Total interest-bearing deposits	4,511,629	35,842	1.06		4,606,547	66,540	1.93
Borrowings	1,353,416	20,047	1.97		1,231,760	21,476	2.32
Total interest-bearing liabilities	5,865,045	55,889	1.27		5,838,307	88,016	2.01
Non interest-bearing demand deposits	533,563				398,085
Other liabilities	163,044				115,476
Total liabilities	6,561,652				6,351,868
Equity	570,198				559,209
Total liabilities and equity	$7,131,850				$6,911,077

Net interest income / net interest rate spread (tax equivalent) (3)		$139,861	2.61%			$121,159	2.25%
Net interest-earning assets / net interest margin (tax equivalent)	$869,934		2.77%		$712,202		2.47%
Ratio of interest-earning assets to interest-bearing liabilities			1.15	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.3 million and $1.7 million for the nine months ended September 30, 2020 and 2019, respectively.

(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $2.2 million and $2.7 million for the nine months ended September 30, 2020 and 2019, respectively.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.4 million for each of the nine month periods ended September 30, 2020 and 2019.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

DEPOSIT COMPOSITION

(Unaudited)

					September 2020 vs.		September 2020 vs.
	September 30,	June 30,	March 31,	December 31,	December 2019	September 30,	September 2019
(Dollars in thousands)	2020	2020	2020	2019	% Change	2019	% Change
Deposits
Non-interest bearing	$607,954	$581,881	$489,198	$435,072	39.7%	$421,786	44.1%
Interest bearing:
Certificate of deposit accounts	1,051,644	1,135,977	1,172,381	1,437,890	(26.9)%	1,506,376	(30.2)%
Savings accounts	160,294	184,895	192,192	191,485	(16.3)%	193,497	(17.2)%
Money market accounts	1,381,552	1,474,880	1,597,109	1,592,011	(13.2)%	1,329,156	3.9%
NOW accounts	1,704,915	1,672,241	1,377,555	1,365,591	24.8%	1,461,694	16.6%
Total interest-bearing deposits	4,298,405	4,467,993	4,339,237	4,586,977	(6.3)%	4,490,723	(4.3)%

Total deposits	$4,906,359	$5,049,874	$4,828,435	$5,022,049	(2.3)%	$4,912,509	(0.1)%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

LOANS

(Unaudited)

Loan Closings

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2020	2020	2019	2020	2019
Multi-family residential	$33,733	$59,654	$60,454	$160,705	$143,297
Commercial real estate	26,644	8,003	66,648	134,218	123,289
One-to-four family – mixed-use property	3,867	8,117	18,167	25,439	47,475
One-to-four family – residential	2,296	2,674	7,421	13,383	19,191
Co-operative apartments	—	—	1,817	704	2,117
Construction	5,420	2,821	5,761	14,990	30,377
Small Business Administration (1)	18,456	93,241	121	111,754	2,705
Commercial business and other	65,160	59,287	237,754	226,895	524,113
Total	$155,576	$233,797	$398,143	$688,088	$892,564

(1) Includes $18.4 million and $93.2 million of PPP closings for the three months ended September 30, 2020 and June 30, 2020, respectively. Includes $111.6 million of PPP closings for the nine months ended September 30, 2020.

Loan Composition

					September 2020 vs.		September 2020 vs.
	September 30,	June 30,	March 31,	December 31,	December 2019	September 30,	September 2019
(Dollars in thousands)	2020	2020	2020	2019	% Change	2019	% Change
Loans held for investment:
Multi-family residential	$2,252,757	$2,285,555	$2,272,343	$2,238,591	0.6%	$2,232,305	0.9%
Commercial real estate	1,636,659	1,646,085	1,664,934	1,582,008	3.5%	1,559,581	4.9%
One-to-four family ― mixed-use property	585,159	591,347	592,109	592,471	(1.2)%	587,100	(0.3)%
One-to-four family ― residential	191,011	184,741	189,774	188,216	1.5%	184,432	3.6%
Co-operative apartments	8,132	8,423	8,493	8,663	(6.1)%	9,089	(10.5)%
Construction	63,567	69,433	66,727	67,754	(6.2)%	64,234	(1.0)%
Small Business Administration (1)	124,649	106,813	14,076	14,445	762.9%	13,982	791.5%
Taxi medallion	2,317	3,269	3,281	3,309	(30.0)%	3,513	(34.0)%
Commercial business and other	1,063,429	1,073,623	1,104,967	1,061,478	0.2%	1,096,164	(3.0)%
Net unamortized premiums and unearned loan fees	13,718	13,986	15,384	15,271	(10.2)%	15,363	(10.7)%
Allowance for loan losses	(38,343)	(36,710)	(28,098)	(21,751)	76.3%	(22,035)	74.0%
Net loans	$5,903,055	$5,946,565	$5,903,990	$5,750,455	2.7%	$5,743,728	2.8%

(1) Includes $111.6 million and $93.2 million of PPP loans at September 30, 2020 and June 30, 2020, respectively.

Net Loans Activity

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2020	2020	2020	2019	2019
Loans originated and purchased	$155,576	$233,797	$298,715	$269,736	$398,143
Principal reductions	(196,221)	(180,182)	(137,189)	(255,977)	(266,894)
Loans sold	—	—	(498)	(7,129)	(3,553)
Loan charge-offs	(964)	(1,030)	(1,259)	(95)	(431)
Foreclosures	—	—	—	—	—
Net change in deferred fees and costs	(268)	(1,398)	113	(92)	85
Net change in the allowance for loan losses	(1,633)	(8,612)	(6,347)	284	(525)
Total loan activity	$(43,510)	$42,575	$153,535	$6,727	$126,825

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NON-PERFORMING ASSETS and NET CHARGE-OFFS

(Unaudited)

Non-Performing Assets

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Loans 90 Days Or More Past Due and Still Accruing:
Multi-family residential	$—	$—	$—	$445	$445
Commercial business and other	—	150	—	—	—
Total	—	150	—	445	445

Non-accrual Loans:
Multi-family residential	2,661	3,688	2,741	2,296	3,132
Commercial real estate	2,657	2,671	8	367	872
One-to-four family - mixed-use property (1)	1,366	2,511	607	274	683
One-to-four family - residential	6,454	6,412	5,158	5,139	5,050
Small Business Administration	1,151	1,321	1,518	1,151	1,151
Taxi medallion(1)	2,218	1,757	1,761	1,641	1,352
Commercial business and other(1)	8,285	1,678	4,959	1,945	2,020
Total	24,792	20,038	16,752	12,813	14,260

Total Non-performing Loans	24,792	20,188	16,752	13,258	14,705

Other Non-performing Assets:
Real estate acquired through foreclosure	—	208	208	239	239
Other asset acquired through foreclosure	35	35	35	35	35
Total	35	243	243	274	274

Total Non-performing Assets	$24,827	$20,431	$16,995	$13,532	$14,979

Non-performing Assets to Total Assets	0.35%	0.29%	0.23%	0.19%	0.21%
Allowance For Loan Losses to Non-performing Loans	154.7%	181.8%	167.7%	164.1%	149.8%

(1) Not included in the above analysis are non-accrual performing one-to-four family mixed use property loans totaling $0.3 million; non-accrual performing TDR taxi medallion loans totaling $0.1 million in 3Q20, $1.5 million in 2Q20, $1.5 million in 1Q20, $1.7 million in 4Q19 and $2.2 million in 3Q19, and non-accrual performing TDR commercial business loans totaling $1.0 million in 3Q20, 2Q20, 1Q20 and 3Q19 respectively, and $0.9 million in 4Q19.

Net Charge-Offs (Recoveries)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2020	2020	2020	2019	2019
Multi-family residential	$(14)	$(7)	$(6)	$(14)	$183
Commercial real estate	—	—	—	(30)	—
One-to-four family – mixed-use property	(60)	3	(78)	119	(140)
One-to-four family – residential	(2)	(3)	(5)	(3)	(3)
Small Business Administration	(47)	165	(7)	(8)	(32)
Taxi medallion	951	—	—	—	—
Commercial business and other	9	849	1,245	(98)	150
Total net loan charge-offs (recoveries)	$837	$1,007	$1,149	$(34)	$158

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

FORBEARANCES DETAIL

(Dollars in thousands)

(Unaudited)

	Forbearances (1)		Backed by Mortgages (1)
	Balance	% of Sector	Balance	% of Forbearances	LTV
Higher Risk Segments
Restaurants and Catering Halls	$22,228	29.2%	$22,228	100.0%	37.7%
Hotels	105,942	60.0	105,942	100.0	61.9
Travel and Leisure	37,670	20.8	33,918	90.0	36.4
Retail Services (2)	299	0.3	—	—	—
CRE - Shopping Center	74,746	29.6	74,746	100.0	39.8
CRE - Single Tenant	14,366	10.9	14,366	100.0	38.0
CRE - Strip Mall	85,921	31.0	85,921	100.0	51.1
Transportation (2)	4,621	3.9	1,802	39.0	40.5
Contractors (2)	4,935	2.2	3,598	72.9	33.7
Schools and Child Care	14,200	27.4	8,701	61.3	42.6
Subtotal	$364,928	23.0%	$351,222	96.2%	46.7%

Lower Risk Segments	$481,296	11.1%	$472,629	98.2%	44.6%

Total	$846,224	14.3%	$823,851	97.4%	45.5%

(1)	Represents dollar amount granted at modification
(2)	Loans not backed by mortgages are collateralized by equipment

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

Non-cash Fair Value Adjustments to GAAP Earnings

The variance in GAAP and core earnings is primarily due to the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates and borrowing carried at fair value under the fair value option. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve, the loss position would experience an improvement.

Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision Pre-tax Net Revenue, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

GAAP income before income taxes	$18,820	$24,080	$13,260	$41,304	$36,443

Net (gain) loss from fair value adjustments	2,225	(10,205)	2,124	(1,987)	6,160
Net loss on sale of securities	—	54	—	91	15
Life insurance proceeds	—	(659)	—	(659)	(43)
Net gain on sale of assets	—	—	—	—	(770)
Net (gain) loss from fair value adjustments on qualifying hedges	(230)	365	1,262	2,208	2,717
Accelerated employee benefits upon Officer's death	—	—	—	—	455
Merger expense	422	194	510	1,545	510

Core income before taxes	21,237	13,829	17,156	42,502	45,487

Provision for income taxes for core income	5,069	3,532	3,312	10,537	10,116

Core net income	$16,168	$10,297	$13,844	$31,965	$35,371

GAAP diluted earnings per common share	$0.50	$0.63	$0.37	$1.08	$0.99

Net (gain) loss from fair value adjustments, net of tax	0.06	(0.27)	0.06	(0.05)	0.17
Net loss on sale of securities, net of tax	—	—	—	—	—
Life insurance proceeds	—	(0.02)	—	(0.02)	—
Net gain on sale of assets, net of tax	—	—	—	—	(0.02)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.01)	0.01	0.04	0.06	0.07
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	0.01
Merger expense, net of tax	0.01	0.01	0.01	0.04	0.01

Core diluted earnings per common share(1)	$0.56	$0.36	$0.48	$1.11	$1.23

Core net income, as calculated above	$16,168	$10,297	$13,844	$31,965	$35,371
Average assets	7,083,028	7,206,059	6,972,403	7,131,850	6,911,077
Average equity	576,512	557,414	564,255	570,198	559,209
Core return on average assets(2)	0.91%	0.57%	0.79%	0.60%	0.68%
Core return on average equity(2)	11.22%	7.39%	9.81%	7.47%	8.43%

(1) Core diluted earnings per common share may not foot due to rounding.

(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP REVENUE and PRE-PROVISION

PRE-TAX NET REVENUE

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019

Net interest income	$49,924	$48,717	$38,949	$139,467	$120,761

Non-interest income	1,351	13,737	1,039	12,224	4,433
Non-interest expense	(29,985)	(28,755)	(26,045)	(91,120)	(85,622)

Pre-provision pre-tax net revenue (1)	$21,290	$33,699	$13,943	$60,571	$39,572

(1) Includes non-cash net gains (losses) from fair value adjustments totaling ($2.0) million, $9.8 million and ($3.4) million for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively and ($0.2) million and ($8.9) million for the nine months ended September 30, 2020 and 2019, respectively.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN

To CORE NET INTEREST INCOME and NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2020	2020	2019	2020	2019
GAAP net interest income	$49,924	$48,717	$38,949	$139,467	$120,761
Net (gain) loss from fair value adjustments on qualifying hedges	(230)	365	1,262	2,208	2,717
Core net interest income	$49,694	$49,082	$40,211	$141,675	$123,478

GAAP interest income on total loans, net	$60,367	$60,557	$62,825	$182,033	$187,428
Net (gain) loss from fair value adjustments on qualifying hedges	(230)	365	1,262	2,208	2,717
Prepayment penalties received on loans	(1,357)	(702)	(1,697)	(2,812)	(3,622)
Net recoveries of interest from non-accrual loans	(86)	(74)	(292)	(596)	(1,525)
Core interest income on total loans, net	$58,694	$60,146	$62,098	$180,833	$184,998
Average total loans, net	$5,904,051	$5,946,412	$5,645,503	$5,881,858	$5,585,445
Core yield on total loans	3.98%	4.05%	4.40%	4.10%	4.42%

Net interest income tax equivalent	$50,041	$48,852	$39,097	$139,861	$121,159
Net (gain) loss from fair value adjustments on qualifying hedges	(230)	365	1,262	2,208	2,717
Prepayment penalties received on loans and securities	(1,432)	(702)	(1,697)	(2,887)	(3,622)
Net recoveries of interest from non-accrual loans	(86)	(74)	(292)	(596)	(1,525)
Net interest income used in calculation of Core net interest margin	$48,293	$48,441	$38,370	$138,586	$118,729
Total average interest-earning assets	$6,675,896	$6,809,835	$6,589,498	$6,734,979	$6,550,509
Core net interest margin	2.89%	2.85%	2.33%	2.74%	2.42%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CALCULATION OF TANGIBLE STOCKHOLDERS’

COMMON EQUITY to TANGIBLE ASSETS

(Unaudited)

	September 30,	December 31,	September 30,
(Dollars in thousands)	2020	2019	2019
Total Equity	$586,406	$579,672	$568,392
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	292	286
Tangible Stockholders' Common Equity	$570,571	$563,837	$552,551

Total Assets	$7,063,056	$7,017,776	$7,110,895
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	292	286
Tangible Assets	$7,047,221	$7,001,941	$7,095,054

Tangible Stockholders' Common Equity to Tangible Assets	8.10%	8.05%	7.79%

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1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

Susan K. Cullen

Senior Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400